Exhibit 21

CONSOL Energy Inc.
SUBSIDIARIES
As of February 10, 2023

(In alphabetical order)

AMVEST Gas Resources, LLC (a Virginia limited liability	CONSOL Pennsylvania Mine Holding LLC (a Delaware
company)	limited liability company)
AMVEST LLC (a Virginia limited liability company)	CONSOL RCPC LLC (a Delaware limited liability company)
AMVEST West Virginia Coal, L.L.C. (a West Virginia limited	Consol Thermal Holdings LLC (a Delaware limited
liability company)	liability company)
Braxton-Clay Land & Mineral, LLC (a West Virginia limited	Fola Coal Company, L.L.C. d/b/a Powellton Coal Company
liability company)	(a West Virginia limited liability company)
CFOAM Holdings LLC (a Delaware limited liability company)	Helvetia Coal Company LLC (a Pennsylvania limited liability
CFOAM LLC (a Delaware limited liability company)	company)
Conrhein Coal Company (a Pennsylvania general partnership)	Island Creek Coal Company LLC (a Delaware limited liability
CONSOL Amonate Facility LLC (a Delaware limited liability	company)
company)	Laurel Run Mining Company LLC (a Virginia limited liability
CONSOL Amonate Mining Company LLC (a Delaware limited	company)
liability company)	Leatherwood, LLC (a Pennsylvania limited liability company)
CONSOL Coal Finance Corp. (a Delaware corporation)	Little Eagle Coal Company, L.L.C. (a West Virginia limited
CONSOL Energy Canada Ltd. (a Canadian corporation)	liability company)
CONSOL Energy Sales Company LLC (formerly CONSOL Sales	MTB LLC (a Delaware limited liability company)
Company) (a Delaware limited liability company)	Nicholas-Clay Land & Mineral, LLC (a Virginia limited
CONSOL Financial Inc. (a Delaware corporation)	liability company)
CONSOL Funding LLC (a Delaware limited liability company)	PA Mining Complex GP LLC (a Delaware limited liability
CONSOL Innovations LLC (a Delaware limited liability	company)
company)	PA Mining Complex LP (a Delaware limited partnership)
CONSOL Marine Terminals LLC (a Delaware limited liability	R&PCC LLC (a Pennsylvania limited liability company)
company)	TECPART LLC (a Delaware limited liability company)
CONSOL Mining Company LLC (a Delaware limited liability	Terry Eagle Coal Company, L.L.C. (a West Virginia limited
company)	liability company)
CONSOL Mining Holding Company LLC (a Delaware limited	Terry Eagle Limited Partnership (a West Virginia limited
company)	company)
CONSOL of Canada LLC (a Delaware limited liability company)	Transformer LP Holdings Inc. (a Delaware corporation)
CONSOL of Kentucky LLC (a Delaware limited liability company)	Vaughan Railroad Company LLC (a West Virginia limited
CONSOL Operating LLC (a Delaware limited liability company)	liability company)
CONSOL Pennsylvania Coal Company Exchange LLC	Windsor Coal Company LLC (a West Virginia limited liability
(a Delaware limited liability company)	company)
Consol Pennsylvania Coal Company LLC (formerly Consol	Wolfpen Knob Development Company LLC (a Virginia limited
Pennsylvania Coal Company) (a Delaware limited liability	liability company)
company)